UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2008

CHROMCRAFT REVINGTON, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13970	35-1848094
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 Win Hentschel Boulevard, Suite 250, West Lafayette, Indiana	47906
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 807-2640

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in a current report on Form 8-K filed on June 18, 2008, the Board of Directors of Chromcraft Revington, Inc. (the “Company”) appointed Ronald H. Butler to serve as the Company’s Chairman and Chief Executive Officer effective on July 1, 2008. The Company and Mr. Butler entered into a written Employment Agreement (the “Employment Agreement”) on July 1, 2008.

Under the Employment Agreement, Mr. Butler will serve as the Company’s Chairman and Chief Executive Officer and will have such other authority, duties and responsibilities as the Company’s Board of Directors or By-Laws may from time to time prescribe that are consistent with his position as Chief Executive Officer of the Company. During the Term (as hereinafter defined), the Company’s Board of Directors is required to nominate Mr. Butler as one of its director nominees to be considered for election at each annual meeting of stockholders.

The initial term of Mr. Butler’s employment under the Employment Agreement began on July 1, 2008 and will end on December 31, 2011. Upon the expiration of the initial term, the Employment Agreement will be automatically renewed on the same terms and conditions for successive one-year terms, unless Mr. Butler’s employment has been terminated earlier or unless either the Company or Mr. Butler provides to the other a written non-renewal notice (the initial term and each renewal term are hereinafter referred to as the “Term”).

Mr. Butler’s base salary will be $400,000 per calendar year (pro-rated for any partial year of employment), as may be increased from time to time. Mr. Butler will be entitled to participate in all employee benefit and incentive compensation plans and programs generally available to executive officers of the Company. Mr. Butler will be eligible to earn a short-term cash incentive compensation award of $100,000 for the performance period ending on December 31, 2008 and a restricted stock award of 240,000 shares of common stock of the Company for the 2008-2010 performance period. Future incentive compensation awards will be granted at the discretion of the Compensation Committee. During the Term, the maximum award level of each cash incentive compensation award and each stock-based incentive compensation award granted to Mr. Butler (other than the initial stock-based award described above) will not exceed 100% of his base salary. Mr. Butler’s ability to earn any incentive compensation awards will be conditioned upon and subject to the attainment of certain applicable performance factors and Mr. Butler being employed by the Company at the end of each performance period and on the date of payment of each award. Mr. Butler also will be reimbursed for certain relocation expenses and will receive an automobile allowance of $1,500 per month.

In addition to a non-renewal of the Employment Agreement described above, Mr. Butler’s employment may be terminated, subject to a limited right to cure under certain circumstances, (i) by the Company with or without cause, (ii) by Mr. Butler with or without good reason, (iii) upon Mr. Butler’s death or disability, or (iv) by Mr. Butler following a change in control of the Company.

If Mr. Butler’s employment is terminated by the Company for cause or by Mr. Butler without good reason, then the Company will not, except under certain circumstances, pay Mr. Butler a severance payment. If his employment is terminated by the Company without cause or by Mr. Butler for good reason, then the Company will pay Mr. Butler (i) if his last day of employment is on or prior to December 31, 2009, a severance payment equal to his base salary (calculated as a monthly amount) payable in 12 equal monthly installments, or (ii) if his last day of employment is subsequent to December 31, 2009, a severance payment equal to two times his base salary (calculated as a monthly amount) payable in 24 equal monthly installments.

If Mr. Butler’s employment is terminated by the Company due to death or disability, then the Company will pay Mr. Butler or his estate a single lump sum equal to his base salary (calculated as a monthly amount) for three months. If Mr. Butler terminates his employment under certain circumstances following a change in control of the Company, then he will not be entitled to a severance payment from the Company.

If the Company determines not to renew the Employment Agreement, it will pay Mr. Butler a severance payment equal to his base salary (calculated as a monthly amount) payable in 12 equal monthly installments. If Mr. Butler determines not to renew the Employment Agreement, then he will not be entitled to a severance payment from the Company.

The severance payments described above which are payable in monthly amounts may be reduced or eliminated entirely under certain circumstances.

With respect to the cash incentive compensation award opportunity for the performance period ending December 31, 2008 and the restricted stock award opportunity for the 2008-2010 performance period, all unvested or unearned awards will (i) immediately terminate and be forfeited in the event of a termination of Mr. Butler’s employment by the Company for cause or without cause or by Mr. Butler for good reason or without good reason, (ii) will become vested and earned on a pro-rated basis, subject to certain conditions, in the event of a termination of Mr. Butler’s employment due to his death or disability, or (iii) will become vested and earned in full immediately prior to the effectiveness of a change in control of the Company. All future incentive compensation awards will become vested and earned in accordance with the Company’s 2007 Executive Incentive Plan, as amended.

Under certain circumstances following a termination of Mr. Butler’s employment, the Company is required to reimburse Mr. Butler for the premiums associated with continued coverage pursuant to COBRA for himself and/or his spouse and legal dependents under the Company’s group health plan until the earlier of the expiration of such coverage or the date on which Mr. Butler becomes eligible to receive health insurance benefits from a new employer or another person.

While Mr. Butler is employed by the Company and for a period of one year thereafter (or, in the event he is entitled to receive severance payments over a period of 24 months, then for a period of two years), the Employment Agreement prohibits Mr. Butler from competing against the Company or its subsidiaries or affiliates, from soliciting any customers or employees of the Company or its subsidiaries or affiliates and from requesting any customer, supplier, vendor or others doing business with the Company or its subsidiaries or affiliates to change their relationship with any of them. At all times while Mr. Butler is employed by the Company and thereafter, he is subject to certain confidentiality covenants.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2008

CHROMCRAFT REVINGTON, INC.

By: /s/ Frank T. Kane
Frank T. Kane
Senior Vice President – Finance
and Chief Financial Officer

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